FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2003

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

      001-13855

           86-0564171

(Commission File

       (I.R.S. Employer

Number)

      Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 9.  Regulation FD Disclosure

This Current Report on Form 8-K is being furnished to disclose the press release issued by the registrant on September 29, 2003.  The purpose of the press release, which is furnished as Exhibit 99.1 hereto pursuant to Item 9. of Form 8-K, was to disclose that the Company and its Sedona Vacation Club and Premiere Vacation Club received pleadings on September 23, 2003 indicating that a lawsuit was filed by two individuals claiming damages for deceptive and abusive practices on behalf of a purported class of purchasers of vacation ownership interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date:  September 29, 2003

/s/ Joseph P. Martori

Joseph P. Martori

Chairman